UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2012

THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)

(225) 932-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The disclosure regarding earnings per share set forth in Item 7.01 below is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

As previously announced, The Shaw Group Inc., a Louisiana corporation (“Shaw”), has entered into a Transaction Agreement (the “Merger Agreement”), dated as of July 30, 2012, by and among Shaw, Chicago Bridge & Iron Company N.V., a limited liability company (naamloze vennootschap) with corporate seat in Amsterdam, the Netherlands (“CB&I”), and Crystal Acquisition Subsidiary Inc., a Louisiana corporation and wholly owned subsidiary of CB&I (“Acquisition Sub”), pursuant to which Acquisition Sub will merge with and into Shaw. At a special meeting on December 21, 2012, Shaw’s shareholders approved the merger.

Under the terms of the Merger Agreement, Shaw is required to meet certain financial metrics at the closing of the merger. First, Shaw is required to have unrestricted cash (as defined in the Merger Agreement) of at least $800 million. As of November 30, 2012, Shaw’s unrestricted cash and short term investments totaled $1.2 billion. Second, Shaw’s EBITDA (as defined in the Merger Agreement) for the four consecutive fiscal quarter periods ending prior to the closing of the merger must be at least $200 million. At the end of the first quarter of fiscal year 2013, which Shaw expects will be the final fiscal quarter completed prior to the closing of the merger, Shaw’s EBITDA (as defined in the Merger Agreement) for the previous four consecutive fiscal quarter periods was approximately $315 million. Accordingly, Shaw would have satisfied both such financial metric closing conditions had the closing occurred on November 30, 2012.

Shaw is also required to have not more than $100 million of Net Indebtedness for Borrowed Money (as defined in the Merger Agreement) at the closing. Shaw expects this closing condition will be satisfied upon the settlement of the sale of Nuclear Energy Holdings L.L.C.’s investment in the Westinghouse Group.

Shaw is also seeking approval from the Nuclear Regulatory Commission for the indirect transfer of a license held by Shaw’s MOX joint venture.

Finally, there are customary closing conditions that must be satisfied.

Shaw reported earnings for the first quarter of fiscal year 2013 of $1.03 per share including the Westinghouse segment and $0.44 per share excluding the Westinghouse segment.

REGULATION G DISCLOSURES
The Shaw Group Inc. believes it is important that we discuss our operating results excluding the Investment in Westinghouse segment. We acquired a 20 percent interest in Westinghouse in October 2006. We have classified the Investment in Westinghouse as a separate operating segment. The majority of the activity related to this segment will be recorded below the operating income line. During the quarter, we have recorded interest expense, as well as other significant non-cash charges related to the investment. We believe that presenting our financial results excluding the Investment in Westinghouse segment is important to investors and management to demonstrate the profitability of our other segments, as well as to point out certain non-cash charges related to this investment.

THE SHAW GROUP INC.
RECONCILIATION OF SHAW CONSOLIDATED RESULTS TO SHAW EXCLUDING INVESTMENT IN WESTINGHOUSE SEGMENT
FOR THE THREE MONTHS ENDED NOVEMBER 30, 2012

(in millions, except per share data)	Three months ended November 30, 2012
	Consolidated	Westinghouse Segment	Excluding Westinghouse
Revenues	$1,369.2	$-	$1,369.2
Cost of revenues	1,254.3	-	1,254.3
Gross profit	114.9	-	114.9

Selling, general and administrative expenses	63.7	0.1	63.6

Operating income (loss)	51.2	(0.1)	51.3

Interest expense	(1.7)	-	(1.7)
Interest expense on Japanese yen-denominated bonds, including accretion and amortization	(9.9)	(9.9)	-
Interest income	1.6	-	1.6
Foreign currency translation gains (losses) on Japanese yen-denominated bonds, net	67.8	67.8	-
Other foreign currency transaction gains (losses), net	(0.3)	-	(0.3)
Other income (expense), net	1.0	-	1.0

Income (loss) before income taxes and earnings from unconsolidated entities	109.7	57.8	51.9
Provision (benefit) for income taxes	41.8	22.3	19.5

Income (loss) before earnings from unconsolidated entities	67.9	35.5	32.4

Income from 20% Investment in Westinghouse, net of income taxes	4.2	4.2	-
Earnings (losses) from unconsolidated entities, net of income taxes	(1.2)	-	(1.2)

Net income (loss)	70.9	39.7	31.2

Less: Noncontrolling interests in income of consolidated subsidiaries	(1.1)	-	(1.1)

Net income (loss) attributable to Shaw	$69.8	$39.7	$30.1

Net income (loss) attributable to Shaw per common share:
Basic	$1.05	$0.60	$0.45
Diluted	$1.03	$0.59	$0.44
Weighted average shares outstanding:
Basic	66.5	66.5	66.5
Diluted	67.9	67.9	67.9

REGULATION G DISCLOSURES
The Shaw Group Inc. defines total adjusted cash as the sum of cash and cash equivalents, restricted and escrowed cash and cash equivalents, short-term investments and restricted short-term investments. These accounts include the amount of cash that can be accessed in a matter of days.

RECONCILIATION OF TOTAL UNRESTRICTED CASH AND SHORT-TERM INVESTMENTS AS OF NOVEMBER 30, 2012

(in thousands)	Q-1 FY 2013

Cash and cash equivalents	$941,431
Short-term investments	255,591
Unrestricted Cash & Short-Term Investments	$1,197,022

The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

Statements set forth in this communication that are not historical facts, including statements regarding future financial performance, future competitive positioning and business synergies, future acquisition cost savings, future accretion to earnings per share, future market demand, future benefits to shareholders, future economic and industry conditions, the proposed merger (including its benefits, results, effects and timing), the attributes of Shaw as a subsidiary of CB&I and whether and when the transactions contemplated by the merger agreement will be consummated, are forward-looking statements within the meaning of federal securities laws. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the companies’ control, which could cause actual benefits, results, effects and timing to differ materially from the results predicted or implied by the statements.

These risks and uncertainties include, but are not limited to: the risk that the conditions to the closing of the merger are not satisfied; the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the proposed merger; costs and difficulties related to the integration of Shaw’s businesses and operations with CB&I’s business and operations; the inability to or delay in obtaining cost savings and synergies from the merger; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions.

Shaw and CB&I caution that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Shaw’s and CB&I’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings. All subsequent written and oral forward-looking statements concerning Shaw, CB&I, the proposed transaction or other matters and attributable to Shaw or CB&I or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Neither Shaw nor CB&I undertakes any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)

Date: December 21, 2012	By:	/s/ John Donofrio
John Donofrio Executive Vice President, General Counsel and Corporate Secretary